As filed with the Securities and Exchange Commission on February 7, 2014

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT Under The Securities Act of 1933

eOn Communications Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	62-1482176 (I.R.S. Employer Identification No.)

1703 Sawyer Road

Corinth, Mississippi 38834

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Stephen Swartz

Principal Executive Officer

1703 Sawyer Road

Corinth, Mississippi 38834

(800) 955-5321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jackie G. Prester, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

165 Madison, Suite 2000

Memphis, Tennessee 38103

Telephone: (901) 526-2000

Facsimile: (901) 577-0762

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

 Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Unit(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.005 per share	606,140	$3.61	$2,188,165.40	$281.84

(1)

The number of shares of common stock includes 606,140 shares of common stock issuable to the selling stockholders identified in this registration statement upon the selling stockholders’ conversion or exercise, as applicable, of Series B convertible preferred stock and warrants to purchase common stock issued to the selling stockholders pursuant to that certain Securities Purchase Agreement, dated December 17, 2013, among Registrant and certain investors. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement also relates to such indeterminate number of additional shares of common stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)	Calculated solely for the purposes of this offering under Rule 457(c) of the Securities Act on the basis of the average of the high and low selling prices per share of the Registrant’s common stock on February 5, 2014, as reported by The NASDAQ Capital Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2014

606,140 Shares of Common Stock, par value $0.005 per share

This prospectus relates to the potential resale from time to time by the selling stockholders, as identified below, of some or all of the 606,140 shares of common stock of eOn Communications Corporation that are issuable upon the conversion of shares of eOn’s Series B convertible preferred stock or exercise of warrants to purchase eOn common stock held by each selling stockholder.

On December 17, 2013, eOn entered into a securities purchase agreement and sold an aggregate of 2,750 shares of its Series B convertible preferred stock and warrants to purchase an aggregate of 1,401,870 shares of common stock to certain accredited investors. eOn also entered into a registration rights agreement, agreeing to register the shares of common stock issuable to those investors whose purchase price for the preferred stock and warrants equaled or exceeded $350,000. In this prospectus, we refer to these investors, their successors and transferees who agree to become bound by the terms of the registration rights agreement, as the “selling stockholders.” Please see “Recent Developments” at page 2 of this prospectus and our Current Report on Form 8-K filed on December 18, 2013 for additional information about the sale of the preferred stock and warrants.

The selling stockholders may offer the shares of common stock from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

eOn will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

eOn’s common stock is quoted on The NASDAQ Capital Market under the symbol “EONC.” On February 5, 2014, the closing price for the common stock was $3.67 per share. You are urged to obtain current quotations for the common stock.

An investment in the shares of eOn common stock involves a high degree of risk. See “Risk Factors” at page 5 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2014.

TABLE OF CONTENTS

SUMMARY	2

CAUTION ABOUT FORWARD-LOOKING STATEMENTS	4

RISK FACTORS	5

USE OF PROCEEDS	5

SELLING STOCKHOLDERS	6

PLAN OF DISTRIBUTION	7

LEGAL MATTERS	9

EXPERTS	9

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	9

SUMMARY

This section highlights selected material information from this prospectus. This summary is not a complete description of the offering or the shares of common stock offered, and does not contain all of the information that may be important to you. For a more complete understanding of eOn and the terms of the securities offered by the selling stockholders, you should read carefully this entire prospectus, including the “Risk Factors” section, and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Unless this prospectus indicates otherwise or the context otherwise requires, the “Company”, “we” or “our”, as used herein, includes eOn and its subsidiaries.

The Offering

The selling stockholders may use this prospectus to offer for resale the shares of common stock in one or more offerings. At the time a particular offer of the shares is made, if required, a prospectus supplement will set forth the number and type of the shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. In that case, the prospectus supplement may describe risks associated with an investment in the shares of common stock in addition to those described in the “Risk Factors” section of this prospectus.

The selling stockholders, as well as any agents acting on their behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of the shares of common stock.

About eOn

eOn is a provider of communications solutions incorporated in Delaware in July 1991. eOn’s products enable its customers to use technologies in order to communicate more effectively. At October 31, 2013, we had total assets of $12 million and stockholders’ equity of $5.9 million.

Our principal executive offices are located at 1703 Sawyer Road, Corinth, Mississippi 38834. Our telephone number is (800) 955-5321 and our website address is www.eoncc.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

For more information regarding our business, please refer to the “Business” section of our Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and the “Financial Information” section on Form 10-K for the fiscal year ended July 31, 2013 and Form 10-Q for the quarterly period ended October 31, 2013, each of which are incorporated by reference into this prospectus.

Recent Developments

On December 17, 2013, eOn entered into a merger agreement with Inventergy, Inc. This agreement provides that upon the completion of a number of conditions to closing, Inventergy will merge with a newly formed merger subsidiary of eOn. Upon completion of the merger, Inventergy will become a wholly owned subsidiary of eOn. We refer to this proposed transaction as the “merger.” As consideration for the merger, eOn has agreed to issue to the holders of Inventergy common stock and preferred stock shares of eOn common and preferred stock, respectively, that will result in the Inventergy stockholders in the aggregate obtaining control of eOn following the closing of the merger.

On December 17, 2013, eOn also entered into a transition agreement with its subsidiaries. This agreement provides that immediately prior to closing the merger, eOn will transfer all of its ownership interests in its subsidiaries, Cortelco Systems Holding Corp. and Cortelco Systems Puerto Rico, Inc. We refer to these proposed transactions together with the merger as the “reorganization.” Upon the completion of the reorganization, eOn’s assets will consist of its ownership of its subsidiaries, Inventergy and eOn Communications Systems, Inc., a recently formed subsidiary that will conduct certain legacy lines of business of eOn.

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In contemplation of the reorganization, on December 17, 2013, eOn issued 2,750 shares of preferred stock and warrants to purchase 1,401,869 shares of the Company’s common stock to certain accredited investors in a private offering transaction. Based upon the stated value of $1,000 per share of preferred stock and the initial conversion price of $1.07 per share, each share of preferred stock is convertible into 935 shares of eOn common stock, or 2,571,250 common shares in the aggregate. The terms of the certificate of designations require eOn to reserve 130% of the common shares issuable upon conversion of the preferred shares, or 3,342,625 shares in the aggregate. eOn has therefore reserved an aggregate of 4,744,494 shares of the Company’s common stock for the shares that may be issued upon the conversion and exercise, as applicable, of all of the outstanding preferred stock and warrants sold in this transaction.

As required by the terms of a registration rights agreement dated December 17, 2013 among the Company and the selling stockholders, 606,140 shares of common stock issuable upon conversion of the preferred stock or exercise of warrants held by the selling stockholders are being registered pursuant to this registration statement and accompanying prospectus. Inventergy has agreed to pay all of eOn’s expenses in connection with this registration statement and prospectus.

The registration rights agreement requires us to file additional registrations statements until such time as all shares covered by this Registration Statement that are issuable upon conversion of the preferred stock or exercise of the warrants held by the selling stockholders are registered for re-sale. However, this obligation ceases at the time all of the shares may be sold without restriction or limitation under Rule 144 of the Securities Act of 1933 and without the requirement to be in compliance with Rule 144(c)(1) or the date in which the selling stockholders have sold all of the shares that would otherwise be required to be registered.

For more information regarding these transactions, please see the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013 and the Company’s registration statement on Form S-4 initially filed with the SEC on February 7, 2013, as such registration statement may be amended.

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CAUTION ABOUT FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and in other documents incorporated by reference in this prospectus, within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, that reflect our current expectations relating to present or future trends or factors generally affecting the banking industry and specifically affecting our operations, markets and products. In some cases, these statements may be identified by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable expressions. Forward-looking statements include statements regarding our anticipated or projected operating performance, financial results, liquidity, and capital resources. These statements are based on management’s beliefs, assumptions, and expectations, which in turn are based on the information currently available to management. Information contained in these forward-looking statements is inherently uncertain, and our actual operating performance, financial results, liquidity, and capital resources may differ materially due to a number of factors, most of which are beyond our ability to predict or control. Factors that may cause or contribute to such differences include, but are not limited to, eOn’s ability to compete successfully in its industry and to continue to develop products for new and rapidly changing markets.

In addition to the risk factors described under “Risk Factors,” those factors include:

•	possible delays in completing the reorganization whether due to the inability to obtain stockholder approval, or otherwise;

•	the risk that a condition to consummation of the reorganization may not be satisfied or waived;

•	the risk that the anticipated benefits of the reorganization may not be fully realized or may take longer to realize than expected;

•	the risk that any projections, including earnings, revenues, expenses, margins or any other financial items are not realized;

•	anticipated growth and growth strategies;

•	the need for additional capital and the availability of financing;

•	the ability to secure additional patents;

•	the ability to monetize patents or recoup our investment;

•	the ability to protect intellectual property rights;

•	new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results;

•	expansion plans and opportunities; and

•	consolidation in the market for eOn’s or Inventergy’s services generally after completion of the reorganization.

Additional information and other factors that could affect future financial results are included in our filings with the SEC.

The forward-looking statements are made as of the date of the applicable document and, except as required by applicable law, we assume no obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

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RISK FACTORS

An investment in shares of eOn common stock involves various risks. You should carefully consider the risks and uncertainties and the risk factors set forth in our registration statement on Form S-4, initially filed as of February 7, 2014 that is incorporated by reference into this prospectus, and in the documents and reports filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision. The risk factors incorporated by reference here may cause our future earnings to be lower or our financial condition to be less favorable than we expect. In addition, other risks of which we are not aware, or which we do not believe are material, may cause our earnings to be lower, or hurt our future financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the eOn shares of common stock by the selling stockholders.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of shares of Series B convertible preferred stock and upon exercise of warrants to purchase common stock sold by eOn on December 17, 2013. For additional information regarding the issuance of the preferred stock and the warrants, see “Recent Developments” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of eOn securities, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of the preferred stock and the warrants, as of February 5, 2014, assuming conversion of all preferred stock and exercise of the warrants held by each selling stockholder on that date, without regard to any limitations on conversions or redemptions of the preferred stock or exercises of the warrants.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. In accordance with the terms of the registration rights agreement among eOn and the selling stockholders, this prospectus generally covers the resale of at least a number of shares of common stock equal to 20% of the number of shares of common stock issued and outstanding as of December 17, 2013. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the preferred stock and the warrants, a selling stockholders may not convert the preferred stock or exercise the warrants, to the extent such conversion or exercise would cause such selling stockholders, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the preferred stock which have not been converted and upon exercise of the warrants which have not been exercised (the “4.99% Blocker”). The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Hudson Bay IP Opportunities Master Fund LP (1)	1,600,466 (2)	303,070 (3)	1,297,396 (4)
Barry Honig	396,562 (5)	303,070	93,492

________________

(1)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay IP Opportunities Master Fund LP, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay IP Opportunities Master Fund LP and Sander Gerber disclaims beneficial ownership over these securities.

(2)	Represents (i) 107,323 shares of Common Stock, (ii) 445,943 shares of Common issuable upon exercise of the warrants, without regard to the 4.99% Blocker and (iii) 1,047,200 shares of Common Stock issuable upon conversion of the Series B convertible preferred stock, without regard to the 4.99% Blocker.

(3)	Represents a portion of the shares of Common Stock issuable upon conversion of the Series B convertible preferred stock.

(4)	Represents (i) 107,323 shares of Common Stock, (ii) 445,943 shares of Common issuable upon exercise of the warrants, without regard to the 4.99% Blocker and (iii) 744,130 shares of Common Stock issuable upon conversion of the Series B convertible preferred stock, without regard to the 4.99% Blocker.

(5)	Represents (i) 59,027 shares of Common issuable upon exercise of the warrants, without regard to the 4.99% Blocker and (ii) 337,535 shares of Common Stock issuable upon conversion of the Series B convertible preferred stock, without regard to the 4.99% Blocker.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the convertible preferred stock and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the preferred stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. Inventergy, Inc. will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the preferred stock or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Inventergy, Inc. will pay all expenses of the registration of the shares, which is estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for us by the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee.

EXPERTS

The consolidated financial statements of eOn Communications Corporation appearing in our Annual Report on Form 10-K for the year ended July 31, 2013, and the effectiveness of eOn’s internal control over financial reporting as of July 31, 2013 have been audited by Horne LLP, independent registered public accounting firm, as set forth in their reports that incorporated here by reference. Such consolidated financial statements are incorporated here by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at www.sec.gov. You may obtain, without charge, copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this proxy statement/prospectus) by writing to Lee Bowling, Principal Financial Officer, eOn Communications Corporation, 1703 Sawyer Road, Corinth, Mississippi, 28824 or telephoning at (800) 955-5321.

We have filed with the SEC a Registration Statement on Form S-3 relating to the shares covered by this prospectus. This prospectus is a part of the Registration Statement and does not contain all the information in the Registration Statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

a)	our Annual Report on Form 10-K for the year ended July 31, 2013;
b)	our Quarterly Report on Form 10-Q for the quarter ended October 31, 2013;
c)	our Current Reports on Form 8-K as filed on August 1, 2013, August 20, 2013, December 18, 2013, December 23, 2013 and January 7, 2014;
d)	our Registration Statement on Form S-4 as initially filed on February 7, 2014, as may be amended after the date of this prospectus and before the termination of the offering; and
e)	The description of our common stock set forth under the caption "Description of Capital Stock" on page 63 contained in our prospectus filed with the SEC pursuant to Rule 424(b)(3) on February 7, 2000 (File No. 333-77021).

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Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated [●], 2014. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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606,140 Shares of Common Stock, par value $0.005 per share

________________________________________________

PROSPECTUS

, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The shares to be offered under this prospectus are for the account of the selling stockholders. The selling stockholders will not assume any portion of the expenses of issuance and distribution disclosed below.

SEC Registration Fee	$282
Legal Fees and Expenses	$15,000
Accountant’s Fees and Expenses	$5,000
Printing, Engraving and EDGAR	$3,000
Miscellaneous	$2,000
Total	$30,282

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”), which is applicable to the Company, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her. The Company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Company.

Our certificate of incorporation and bylaws provide that the Company will indemnify its directors and executive officers to the fullest extent provided by the DGCL and that any repeal or modification of such provisions will be prospective only and will not adversely affect the rights provided by the certificate of incorporation and bylaws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Company. In addition, our bylaws provide that the Company is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless the indemnification is expressly required to be made by law, the proceeding was authorized by the Board of Directors of the Company, such indemnification is provided by the Company, in its sole discretion, pursuant to the DGCL or any other applicable law. Our bylaws further provide that the Company may modify the extent of indemnification of its directors and executive officers by individual contract.

Our directors and executive officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

Item 16. Exhibits

The exhibits filed as part of this Registration Statement are as follows:

(a)     List of Exhibits

Number	Description
2.1	Agreement of Merger and Plan of Reorganization by and among Inventergy, Inc., eOn Communications Corporation, and Inventergy Merger, Inc., dated December 17, 2013 (Incorporated by reference to the Exhibit 2.1 of Company’s Current Report on Form 8-K filed on December 18, 2013)
2.2	Transition Agreement by and among eOn Communications Corporation, Cortelco Systems Holding Corp., Cortelco, Inc., and eOn Communications Systems, Inc. dated December 17, 2013 (Incorporated by reference to the Exhibit 2.2 of Company’s Current Report on Form 8-K filed on December 18, 2013)
4.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of eOn Communications Corporation (Incorporated by reference to the Exhibit 4.1 of Company’s Current Report on Form 8-K filed on December 18, 2013)
4.2	Form of Warrant to Purchase Common Stock (Incorporated by reference to the Exhibit 4.2 of Company’s Current Report on Form 8-K filed on December 18, 2013)
4.3	Securities Purchase Agreement by and among eOn Communications Corporation and the investors listed on the Schedule of Buyers attached thereto dated as of December 17, 2013 (Incorporated by reference to the Exhibit 10.1 of Company’s Current Report on Form 8-K filed on December 18, 2013)
4.4	Registration Rights Agreement by and among eOn Communications Corporation and the investors listed on the Schedule of Buyers attached thereto dated as of December 17, 2013 (Incorporated by reference to the Exhibit 10.3 of Company’s Current Report on Form 8-K filed on December 18, 2013)
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
23.1	Consent of Horne LLP Independent Registered Public Accounting Firm
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a final prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corinth, State of Mississippi, on February 7, 2014.

EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen Swartz
Stephen Swartz
Principal Executive Officer

By:	/s/ Lee Bowling
Lee Bowling
Chief Financial Officer (Principal Financial Officer)

Know all men by these presents, that each person whose signature appears below constitutes and appoints Stephen Swartz, Lee Bowling, or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Swartz	Principal Executive Officer	February 7, 2014
Stephen Swartz

/s/ Lee Bowling	Chief Financial Officer (Principal Financial Officer)	February 7, 2014
Lee Bowling

/s/ David S. Lee	Director, Chairman of the Board	February 7, 2014
David S. Lee

/s/ James W. Hopper	Director	February 7, 2014
James W. Hopper

/s/ W. Frank King	Director	February 7, 2014
W. Frank King

/s/ Robert A. Gordon	Director	February 7, 2014
Robert A. Gordon

/s/ Frederick W. Gibbs	Director	February 7, 2014
Frederick W. Gibbs

Number	Exhibit Index
2.1	Agreement of Merger and Plan of Reorganization by and among Inventergy, Inc., eOn Communications Corporation, and Inventergy Merger, Inc., dated December 17, 2013 (Incorporated by reference to the Exhibit 2.1 of Company’s Current Report on Form 8-K filed on December 18, 2013)
2.2	Transition Agreement by and among eOn Communications Corporation, Cortelco Systems Holding Corp., Cortelco, Inc., and eOn Communications Systems, Inc. dated December 17, 2013 (Incorporated by reference to the Exhibit 2.2 of Company’s Current Report on Form 8-K filed on December 18, 2013)
4.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of eOn Communications Corporation (Incorporated by reference to the Exhibit 4.1 of Company’s Current Report on Form 8-K filed on December 18, 2013)
4.2	Form of Warrant to Purchase Common Stock (Incorporated by reference to the Exhibit 4.2 of Company’s Current Report on Form 8-K filed on December 18, 2013)
4.3	Securities Purchase Agreement by and among eOn Communications Corporation and the investors listed on the Schedule of Buyers attached thereto dated as of December 17, 2013 (Incorporated by reference to the Exhibit 10.1 of Company’s Current Report on Form 8-K filed on December 18, 2013)
4.4	Registration Rights Agreement by and among eOn Communications Corporation and the investors listed on the Schedule of Buyers attached thereto dated as of December 17, 2013 (Incorporated by reference to the Exhibit 10.3 of Company’s Current Report on Form 8-K filed on December 18, 2013)
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
23.1	Consent of Horne LLP Independent Registered Public Accounting Firm
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)